Zhongpin Announces Record Date and Meeting Date for Special Meeting of Stockholders

BEIJING, China, May 28, 2013 – Zhongpin Inc. ("Zhongpin" or the "Company," Nasdaq: HOGS), a leading meat and food processing company in the People's Republic of China, today announced that the Company has called a special meeting of its stockholders (the “Special Meeting”), to be held on June 27, 2013, at 10:00 a.m. (local time), at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China 461500, to consider and vote on the proposal to adopt the previously announced Amended and Restated Agreement and Plan of Merger, dated February 8, 2013 (the “Merger Agreement”), by and among Golden Bridge Holdings Limited (the “Parent”), Golden Bridge Merger Sub Limited (the “Merger Sub”), Mr. Xianfu Zhu and the Company.

Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company after the merger as a wholly owned subsidiary of Parent (the “Merger”). If completed, the proposed Merger will result in (i) the Company’s unaffiliated stockholders receiving $13.50 per share in cash, without interest, for their shares of common stock of the Company, (ii) the Company becoming a privately-held company and (iii) the common stock of the Company no longer being listed on the Nasdaq Stock Market. The Company’s board of directors, acting upon the unanimous recommendation of a special committee of the Company's board of directors composed entirely of independent directors, approved the Merger Agreement and resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement.

Stockholders of record as of the close of business on May 23, 2013, the record date for the Special Meeting, are entitled to receive notice of the Special Meeting and to vote the shares of common stock of the Company owned by them at the Special Meeting. Additional information regarding the Special Meeting and the Merger Agreement can be found in the transaction statement on Schedule 13E-3 and the definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on May 28, 2013, which can be obtained, along with other filings containing information about the Company, the proposed Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, holders of shares of common stock of the Company as of the record date will receive the definitive proxy statement by mail. Requests for additional copies of the definitive proxy statement should be directed to MacKenzie Partners, the Company’s proxy solicitor, at +1 (212) 929-5500 (collect) or (800) 322-2885 (toll free in North America) or +44 (0) 203 178 8057 (from other countries). INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our stockholders with respect to the proposed Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies is set forth in the definitive proxy statement and Schedule 13E-3 transaction statement relating to the proposed Merger. Further information regarding persons who may be deemed participants, including any direct or indirect interests they may have, is also set forth in the definitive proxy statement.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that have been or will be made with the SEC.

About Zhongpin Inc.

Zhongpin Inc. is a leading meat and food processing company that specializes in pork and pork products, vegetables, and fruits in China. Its distribution network in China covers 20 provinces plus Beijing, Shanghai, Tianjin, and Chongqing and includes 3,502 retail outlets as of March 31, 2013. Zhongpin's export markets include Europe, Hong Kong, and other countries in Asia.

For more information about Zhongpin, please visit Zhongpin's website at http://www.zpfood.com/.

Cautionary Note Regarding Forward-Looking Statements

This document may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning expected benefits and costs of the proposed Merger; management plans relating to the Merger; the expected timing of the completion of the Merger; the parties’ ability to complete the Merger considering the various closing conditions, including any conditions related to regulatory approvals, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will,” “should,” “may,” “believes,” “expects” or similar expressions. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company’s control and based upon premises with respect to future business decisions, which are subject to change. The Company assumes no obligation to update any such forward-looking statements.

For more information, please contact:

Zhongpin Inc.

Mr. Sterling Song (English and Chinese)
Director of Investor Relations
Telephone +86 10 8455 4188 extension 106 in Beijing
ir@zhongpin.com

Mr. Warren (Feng) Wang (English and Chinese)
Chief Financial Officer
Telephone +86 10 8455 4388 in Beijing
warren.wang@zhongpin.com

Christensen

Mr. Victor Kuo (English and Chinese)
Telephone +86 10 5826 4939 in Beijing
vkuo@christensenir.com

Mr. Tom Myers (English)
Mobile +86 139 1141 3520 in Beijing
tmyers@christensenir.com